                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Filed by the registrant /x/
         Filed by a party other than the registrant / /
         Check the appropriate box:
         / / Preliminary proxy statement       / / Confidential, for use of the
         /x/ Definitive proxy statement            Commission only (as permitted
         / / Definitive additional materials       by Rule 14a-6(e)(2))
         / / Soliciting material pursuant to
             Rule 14a-11(c) or Rule 14a-12

                         Digital Microwave Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(j)(2).
         / / $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
         (2)     Aggregate number of securities to which transactions applies:
- --------------------------------------------------------------------------------
         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:
- --------------------------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
         (5)     Total fee paid:
- --------------------------------------------------------------------------------
         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:
- --------------------------------------------------------------------------------
         (2)     Form, schedule or registration statement no.:
- --------------------------------------------------------------------------------
         (3)     Filing party:
- --------------------------------------------------------------------------------
         (4)     Date filed:
- --------------------------------------------------------------------------------

                                 June 23, 1995





To the Stockholders of

DIGITAL MICROWAVE CORPORATION:



         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Microwave Corporation (the "Company") on
July 26, 1995, at 3:00 p.m., local time, which will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California.

         Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

         We hope that you will attend the Annual Meeting. In any event, after reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company if you wish to vote in person and your proxy will not be voted.

         A copy of the Company's 1995 Annual Report to Stockholders has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.


                                                   Sincerely yours,


                                                   /s/ CLIFFORD H. HIGGERSON
                                                   Clifford H. Higgerson
                                                   Co-Chairman of the Board and
                                                   Co-Chief Executive Officer

                         DIGITAL MICROWAVE CORPORATION
                              170 Rose Orchard Way
                           San Jose, California 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
- ----------------------------------------------------------------------------


         The Annual Meeting of Stockholders of Digital Microwave Corporation (the "Company") will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, on Wednesday, July 26, 1995, at 3:00 p.m., local time, to:

         1. Elect four directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

         2. Ratify the selection of Arthur Andersen LLP as independent public accountants for fiscal year 1996.

         3. Transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

         Stockholders of record at the close of business on June 1, 1995, will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

         All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ CLIFFORD H. HIGGERSON
                                            Clifford H. Higgerson
                                            Co-Chairman of the Board and
                                            Co-Chief Executive Officer
San Jose, California
June 23, 1995

                                PROXY STATEMENT


                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                         DIGITAL MICROWAVE CORPORATION



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Digital Microwave Corporation, a Delaware corporation ("DMC" or the "Company"), of proxies for the Company's Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on July 26, 1995, and at any adjournments or postponements thereof. This Proxy Statement was first mailed to stockholders on or about June 23, 1995.

PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in a subsequent section of this Proxy Statement.

VOTING

         Only holders of record of the Common Stock of the Company ("Common Stock") at the close of business on June 1, 1995, will be entitled to vote at the Annual Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote on each matter to come before the Annual Meeting. On June 1, 1995, there were 13,509,985 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by 414 stockholders of record.

         If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the DMC Board of Directors ("Board of Directors"), and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes.
Abstentions, which may be specified on all proposals other than the election of Directors, are counted in tabulations of the votes cast on proposals presented to stockholders; whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

COST OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by Directors, officers and employees of the Company who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

         The Annual Report of the Company for the fiscal year ended March 31, 1995, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

         At the Annual Meeting, four Directors (constituting the entire board) are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified, or until the death, resignation, or removal of such Director. It is intended that the proxies will be voted for the election as Directors of the four nominees named below unless authority to vote for any such nominee is withheld. The four nominees receiving the highest number of votes will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director. Jack M. Gill is not standing for re-election to the Board of Directors and will cease to be a Director effective as of the date of the Annual Meeting.

         At the date of this Proxy Statement, the Board of Directors has not hired a permanent Chief Executive Officer to replace Michael M. Michigami. The Company is currently engaged in the process of hiring someone to fill that position. It is currently anticipated that the permanent Chief Executive Officer will serve as a Director of the Company. If that person is hired after the date of this Proxy Statement and before the Annual Meeting, the proxies will be voted for the election of that person as an additional Director of the Company. In the event that additional persons are nominated, otherwise than by the Board of Directors, for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The following are the nominees of the Board of Directors for election as Directors at the date hereof:

          Name                                    Title                          Age
          ----                                    -----                          ---
 Richard C. Alberding               Co-Chairman of the Board and                 64
                                    Co-Chief Executive Officer

 Clifford H. Higgerson              Co-Chairman of the Board and                 55
                                    Co-Chief Executive Officer

 William E. Gibson                  President, DMC Telecom and                   55
                                    Director

 Billy B. Oliver                    Director                                     70


         Mr. Alberding has served as a Director of the Company since July 1993 and has served as Co-Chairman of the Board and Co- Chief Executive Officer since September 1994. Mr. Alberding retired from the Hewlett-Packard Company in 1991, where he served since 1984 as an Executive Vice President with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate-level marketing activities. He also served on the corporate Executive Committee. Mr. Alberding is a director of the Kennametal Corporation, a machine tool company, Walker Interactive Systems, a software company, SCIMED Life Systems, a disposable medical device company, SyBase, Inc., a computer database and tools company, EP Technologies, a medical device manufacturer, Paging Network Inc., a paging services company and numerous private companies. Mr. Alberding has a B.A. degree from Augustana College and a B.S.E.E. degree from DeVry Technical Institute in Chicago.

         Mr. Higgerson has served as a Director of the Company since March 1984 and has served as Co-Chairman of the Board and Co-Chief Executive Officer since September 1994. Mr. Higgerson has been a partner with Vanguard Associates, a private venture capital investment partnership, since July 1991 and, since 1986, managing partner of Communications Ventures, a private venture capital investment partnership. From 1985 to 1986, Mr. Higgerson was a partner with Hambrecht & Quist Venture Partners and from 1983 to 1985, he was a partner with L.F. Rothschild, Unterberg, Towbin. From 1974 to 1983, Mr. Higgerson was a partner of Hambrecht & Quist, an investment banking firm. In addition, Mr. Higgerson is a director of numerous





                                       2.

private companies. Mr. Higgerson has a B.S.E.E. degree from the University of Illinois and an M.B.A. degree from the University of California.

         Mr. Gibson is a founder of the Company and serves as President, DMC Telecom, the Company's wholly owned subsidiary. In April 1995, the Company announced that Mr. Gibson will retire from his position as an officer of the Company, but will remain as a Director and will continue to be involved with the Company in a consulting role. Mr. Gibson served as President and Chief Executive Officer of the Company from the Company's incorporation in January 1984 until May 1991. From 1980 until 1983, Mr. Gibson was Vice President and General Manager of the Farinon Division of Harris Corporation and from 1968 until 1980, Mr. Gibson held various positions at Farinon Corporation, a telecommunications equipment manufacturer, including Vice President and General Manager and Vice President, Manufacturing Operations of the Farinon Transmission Division of Farinon Corporation. Mr. Gibson has a B.S. degree and an M.B.A. degree from the College of Notre Dame.

         Mr. Oliver has served as a Director of the Company since February 1987. Since 1985, Mr. Oliver has been a private communications consultant. From 1942 to 1985, Mr. Oliver held various engineering and management positions with AT&T, including Vice President, Planning and Design from 1972 until 1985. Mr. Oliver is also a director of Communications Network Enhancements and Local Area Telecommunications, Inc., both of which are telecommunications service companies. In addition, Mr. Oliver is a director of a private company. Mr. Oliver has a B.S.E.E. degree from North Carolina State University.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.


BOARD MEETINGS AND COMMITTEES

         During the year ended March 31, 1995, the Board of Directors held thirteen (13) meetings. During the same period, all Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and
(ii) the total number of meetings held by all Committees of the Board on which such Director served. There are no family relationships among executive officers or directors of the Company.

         The Company currently has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing the Company's accounting practices and system of internal accounting controls. This committee, which consisted of Mr. Alberding and Mr. Higgerson, held two (2) meetings during the year ended March 31, 1995. The Compensation Committee is responsible for recommending and reviewing the compensation of the Company's executive officers and for administering the Company's incentive plans. This committee, which consisted of Messrs. Alberding, Gill and Oliver, held three (3) meetings during the year ended March 31, 1995.

         During the year ended March 31, 1995, the Company had a Nominating Committee. The Nominating Committee was responsible for identifying and proposing to the Board of Directors nominees for election to the Board. This Committee, which consisted of Messrs. Alberding, Higgerson and Michigami, held one (1) meeting during the year ended March 31, 1995 in connection with the 1994 Annual Meeting. The Company does not currently have a Nominating Committee.





                                       3.

COMPENSATION OF DIRECTORS

         During the year ended March 31, 1995 the Company paid each non-employee Director $1,000 in fees for each in-person meeting and $500 per telephone meeting, a retainer of $3,000 per quarter, and committee meeting fees of $500 for each in-person committee meeting and $250 per telephone committee meeting unless, in either case, such committee meeting was held in conjunction with a Board meeting. Directors were also reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board and Committees thereof. The Company also pays Board consulting fees of $1,000 per day, in one half day increments, for Board approved projects (including transportation time) plus reimbursement of all expenses. In addition to the fees paid in connection with serving as Directors, the Company paid consulting fees of $43,500 for the services of Mr. Alberding during fiscal 1995 as special consultant to the executive management committee and for serving as Co-Chief Executive Officer and $20,000 for the services of Mr. Higgerson during fiscal 1995 as special consultant to the executive management committee and for serving as Co-Chief Executive Officer.

         Pursuant to the Company's 1994 Stock Incentive Plan, each new non-employee Board member, upon his or her initial appointment or election to the Board, receives an automatic option grant for 15,000 shares with an exercise price equal to the fair market value of the option shares on the grant date. Each individual re-elected as a non-employee Board member at an annual stockholders meeting, and who has not received any prior automatic option grants during the two immediately preceding calendar years, receives an option grant at that time for 5,000 shares, and similar 5,000-share option grants are made to each continuing non-employee Board member at successive three-year intervals over his or her period of Board service. Each initial or periodic option grant is immediately exercisable for all the option shares, but the shares purchased under the option will be subject to repurchase by the Company, at the option exercise price, upon the optionee's cessation of Board service. The optionee vests in the option shares, and the Company's repurchase right lapses, in three equal annual installments over the optionee's period of Board service, measured from the grant date. However, upon certain changes in control of the Company, the option shares immediately vest in full. Each option grant has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors has been comprised of three members of the Board: Richard C. Alberding, Jack M. Gill and Billy B. Oliver. Mr. Alberding has acted as Co-Chairman of the Board and Co-Chief Executive Officer of the Company while the Company seeks to hire a permanent Chairman of the Board and Chief Executive Officer. No other member of this committee is a present or former officer or employee of the Company or any of its subsidiaries.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1995, there was compliance with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.





                                       4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 1, 1995, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, (ii) the Co-Chief Executive Officers of the Company, (iii) each of the four other most highly compensated executive officers of the Company (determined at March 31, 1995), (iv) each Director of the Company, and (v) all Directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                                         APPROXIMATE
                                                             SHARES                        PERCENT
                                                          BENEFICIALLY                   BENEFICIALLY
 NAME                                                       OWNED(1)                        OWNED
 ----                                                     ------------                   ------------
 Kopp Investment Advisors, Inc.                            4,738,315(2)                      35.1%
 6600 France Avenue South, Suite 672
 Edina, Minnesota 55435

 Richard C. Alberding                                         10,000(3)                       *

 William E. Gibson and Kahala Ann Trask                      633,000(4)                       4.7%
 Gibson, as community property

 Jack M. Gill                                                 15,000(5)                       *

 Clifford H. Higgerson                                       274,590(5)                       2.0%

 Michael M. Michigami                                             --                          --

 Billy B. Oliver                                              18,500(3)                       *

 Michael J. McCloskey                                             --                          --

 Mark A. Byington                                             74,970(6)                       *

 John P. O'Neil                                               10,667(7)                       *

 Timothy R. Hansen                                            13,165(8)                       *

 All Directors and Executive Officers as a                 1,089,073(9)                       8.0%
 Group (13 persons)
- ---------------

*    Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable on or before August 31, 1995, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
(2) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission dated February 10, 1995, Kopp Investment Advisors, Inc. has reported sole dispositive power over all of the shares and no voting power with respect to any of the shares.
(3) Includes 10,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.
(4) Includes 12,000 shares of Common Stock held in trust and 40,000 shares of Common Stock subject to options held by Mr. Gibson which are currently exercisable or will become exercisable on or before August 31, 1995.
(5) Includes 15,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.
(6) Includes 53,334 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.
(7) Includes 10,677 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.
(8) Includes 13,165 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.
(9) Includes 196,367 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 31, 1995.





                                       5.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus for the fiscal year ended March 31, 1995 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 1995, 1994 and 1993. In addition, information concerning compensation earned by the Company's former Chief Executive Officer and former Executive Vice President and Chief Financial Officer for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 1995, 1994 and 1993 is included (collectively the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                         Long-Term Compensation
                                                      Annual Compensation                        Awards
                                            -----------------------------------------   -----------------------
                                                                            Other
   Name and Principal          Fiscal                                    Annual Com-
         Position               Year        Salary ($)    Bonus ($)     pensation ($)           Options
 -----------------------        ----        ----------    ---------     -------------           -------
Richard C. Alberding            1995       64,000(1)         --              --                      --
Co-Chairman of the Board        1994       32,500(2)         --              --                  15,000
  and Co-Chief Executive        1993           --            --              --                      --
  Officer

Clifford H. Higgerson           1995       38,250(1)         --              --                      --
Co-Chairman of the Board        1994       15,000(3)         --              --                      --
  and Co-Chief Executive        1993        1,000(3)         --              --                  15,000
  Officer

Michael M. Michigami            1995      289,879(4)         --            6,000(5)              50,000(6)
Former Chairman of the          1994      261,165        75,000           35,321                     --
  Board and Chief               1993      162,426(7)    160,000          102,369(8)             302,000
  Executive Officer

William E. Gibson               1995      250,008            --           13,200(5)                  --
President, DMC                  1994      246,883        50,033           16,992                     --
  Telecom                       1993      240,633            --               --                 42,500

Michael J. McCloskey            1995      177,024(9)         --           13,200(5)              40,000(10  )
Former Executive Vice           1994      159,952        45,000           12,699                     --
  President and Chief           1993       65,433(11)    35,000           18,200(12)            101,500
  Financial Officer

Mark A. Byington                1995      153,001            --            9,000(5)              35,000
Vice President                  1994      136,275        25,000              461                     --
  Engineering                   1993      119,550        16,900               --                 78,200

John P. O'Neil                  1995      126,050            --            9,000(5)              20,000
Vice President, Personnel       1994      110,000        18,000               --                 10,000
                                1993           --            --               --                     --

Timothy R. Hansen               1995      100,000            --              750(5)               5,000
Vice President, SPECTRUM(TM)    1994       94,716         5,000               --                  5,000
  Business Unit                 1993       74,475            --               --

_______________________

(1) Represents compensation earned as a Director of the Company and includes consulting fees earned as a special consultant to the executive management committee and for serving as Co-Chief Executive Officer of the Company. See "Compensation of Directors."
(2) Represents compensation earned as a Director of the Company and includes consulting fees earned as a special consultant to the executive management committee.
(3)   Represents compensation earned as a Director of the Company.





                                      6.

(4) Mr. Michigami resigned from his position as Chief Executive Officer of the Company effective August 30, 1994. See "Employment and Termination Arrangements."
(5)   Represents car allowances.
(6) Cancelled upon termination of employment on August 30, 1994. See "Employment and Termination Arrangements."
(7)   Represents salary paid for eleven months of fiscal 1993.
(8)   Includes $94,367 in relocation expense reimbursement.
(9) Mr. McCloskey resigned from his position as Executive Vice President and Chief Financial Officer of the Company effective February 17, 1995. Salary includes consulting services of approximately $10,000. See "Employment and Termination Arrangements."
(10) Cancelled options to purchase 32,000 shares upon termination of employment on February 17, 1995. See "Employment and Termination Arrangements."
(11)  Represents salary paid for six months of fiscal 1993.
(12)  Includes $15,000 in relocation expense reimbursement.





                                       7.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options made under the Company's 1984 Stock Option Plan and the 1994 Stock Incentive Plan to the Named Officers during the fiscal year ended March 31, 1995. No stock appreciation rights were granted during such fiscal year to the Named Officers.



                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                         Price Appreciation for
                                                           Individual Grants                                Option Term($)(1)
                           --------------------------------------------------------------------------    ----------------------
                                                     % of Total
                             Number of                Options
                             Securities              Granted to
                             Underlying              Employees          Exercise of
                             Options                in Fiscal           Base Price        Expiration
         Name                Granted (#)               Year             ($/Share)           Date             5%          10%
         ----                -----------            -----------         -----------       ----------        -----       ------
Richard C. Alberding              --                     --                 --                --             --            --

Clifford H. Higgerson             --                     --                 --                --             --            --

Michael M. Michigami          50,000(2)                 5.8                9.88            4/29/04           --            --
William E. Gibson                 --                     --                 --                --             --            --

Michael J. McCloskey          40,000(3)                 4.7                9.88            4/29/04         68,600       173,800
Mark A. Byington              10,000                    1.2                9.88            4/29/04         85,700       217,200
                              25,000                    2.9               14.06           11/03/04        214,300       543,100

John P. O'Neil                20,000                    2.3                9.88            4/29/04        171,400       434,500

Timothy R. Hansen              5,000                     .6                9.88            4/29/04         42,900       108,600

- ----------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.
(2)  Cancelled upon termination of employment on August 30, 1994.
(3) Cancelled options to purchase 32,000 shares upon termination of employment on February 17, 1995. Potential realizable value calculated on vested shares of 8,000.





                                       8.

OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to the Named Officers concerning their exercise of stock options during the fiscal year ended March 31, 1995 and the unexercised options held by them as of the end of that fiscal year. No stock appreciation rights were exercised during such fiscal year or were outstanding as of the end of that fiscal year.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                                                   Value of Unexercised in-the-
                                                                       Number of Securities        Money Options at Fiscal Year-
                                                                      Underlying Unexercised        End (market price of shares
                                                Value Realized           Options at Fiscal          at Fiscal Year-End ($13.63)
                                               (market price at            Year-End (#)             less exercise price)($)(1)
                           Shares Acquired    exercise date less    --------------------------      ---------------------------
    Name                   on Exercise (#)    exercise price)($)    Exercisable  Unexercisable      Exercisable   Unexercisable
    ----                   ---------------    ------------------    -----------  -------------      -----------   -------------
 Richard C. Alberding               --                   --           5,000          10,000            11,900        23,800

 Clifford H. Higgerson              --                   --          10,000           5,000            73,800        36,900

 Michael M. Michigami          262,050            2,305,365              --              --                --            --

 William E. Gibson               2,500                9,375          26,665          13,335           196,789        98,412

 Michael J. McCloskey           33,333              330,900          16,334              --            99,879            --

 Mark A. Byington                   --                   --          53,334          33,000           196,904       208,680

 John P. O'Neil                     --                   --          10,667          19,333            17,553        61,347

 Timothy R. Hansen                  --                   --           2,000           8,000                --            --
- -----------------------

(1) "In-the-money" options are options with an exercise price less than the market price of the Company's Common Stock on March 31, 1995, the last day of the 1995 fiscal year.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

         The Company does not have any existing employment agreements or arrangements with its Named Officers.

         Effective August 30, 1994, Mr. Michael M. Michigami resigned from his positions as Chairman of the Board and Chief Executive Officer after serving in such capacity since 1992. In connection with Mr. Michigami's resignation, the Company entered into a settlement agreement with Mr. Michigami which, among other things, provided for certain payments and other financial compensation. Pursuant to the settlement agreement, the Company agreed to pay Mr. Michigami's monthly base salary of $25,000 per month through February 28, 1995 and provided continued health coverage to Mr. Michigami for this period. The Company agreed to continue to vest the June 25, 1992 stock option, of which 75,000 shares were unvested at August 30, 1994, over the six-month period of salary continuation described above at the rate of 8,333 shares per month plus one additional share for a total of 50,000 shares vested; however, the Company canceled Mr. Michigami's April 19, 1995 stock option for 50,000 shares. Mr. Michigami agreed that for a one-year period beginning on September 1, 1994, he would provide no services nor act as an employee or consultant for or on behalf of any entity that competes with the Company.

         Effective February 17, 1995, Mr. Michael J. McCloskey resigned from his positions as the Company's Executive Vice President and Chief Financial Officer. In connection with Mr. McCloskey's resignation, the Company entered into a letter agreement with Mr. McCloskey which, among other things, provided for Mr. McCloskey's agreement to provide consulting services to the Company for a period of 90 days following





                                       9.

Mr. McCloskey's resignation. Through May 31, 1995, Mr. McCloskey was paid approximately $10,000 under the consulting arrangement and was also provided continued health coverage. Mr. McCloskey's stock option grants continued to vest on a monthly basis until May 17, 1995 and such options remained exercisable pursuant to their original terms. An additional 16,334 shares vested during this period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Compensation Committee") has the authority and responsibility for approving the overall compensation strategy for the Company, administering the Company's annual and long-term compensation plans, and reviewing and making recommendations to the Board of Directors with respect to the Company's executive compensation. The Compensation Committee is comprised of independent, non-employee Board members, except that Mr. Alberding has acted as a Co-Chief Executive Officer of the Company since the resignation of Michael M. Michigami in August, 1994.

         GENERAL COMPENSATION POLICY. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by Radford Associates, Alexander & Alexander Consulting Group and the American Electronics Association to develop compensation recommendations competitive with other companies in the communications industry. The Compensation Committee's objectives are (i) to create a performance-oriented environment with variable compensation based upon the achievement of annual and longer-term business results; (ii) to focus management on maximizing stockholder value through stock-based compensation aligned to stockholder return; and (iii) to provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

The Compensation Committee is authorized (i) to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company; and (ii) to make specific recommendations to the Board of Directors concerning the compensation of executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's stock option plans and the Company's retirement and savings plan.

         FACTORS. The primary factors considered in establishing the components of each executive officer's compensation package for the fiscal year ended March 31, 1995 are summarized below. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         - BASE SALARY. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Generally, Company performance and profitability are not taken into account in establishing base salary. Salaries paid to the Company's executive officers for the fiscal year ended March 31, 1995 ranged from the 50th percentile at the low end to the 75th percentile at the high end of the compensation data surveyed for the industry. A number of adjustments were made to the surveyed compensation data for the industry to reflect differences in management style, organizational structure and corporate culture, geographic location, product development stage and market capitalization between the Company and the surveyed entities. As a result of these adjustments, there is not a meaningful correlation between the companies in the industry which were taken into account for comparative compensation purposes and the companies included in the Industry Group Index which appears later in this Proxy Statement for purposes of evaluating the price performance of the Company's Common Stock.





                                      10.

         - ANNUAL INCENTIVE COMPENSATION. For the fiscal year ended March 31, 1995, specific financial and organizational objectives, including earnings per share, revenue and gross margin targets, were established as the basis for the incentive bonuses to be paid to the executive officers of the Company.

         Specific bonus awards, set as a target percentage of salary, were established for each officer's position and were to be earned on the basis of achieving the specified corporate goals and the accomplishment of specific individual objectives. The financial objectives for the fiscal year 1995 were not met, and no incentive bonus was paid to any officer of the Company for such fiscal year.

         - LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Generally, the Compensation Committee awards stock options to each of the Company's executive officers following the initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In furtherance of this policy, the Company has implemented the 1994 Stock Incentive Plan to serve as a comprehensive equity incentive program for the Company's executive officers and other key employees.

         Generally, the size of the option grant made to each executive officer is set at a level which the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Committee's discretion. Each of the Named Officers, except Messrs. Alberding, Gibson and Higgerson, received a stock option grant in fiscal 1995.

         Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option will generally become exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

         CEO COMPENSATION. Mr. Michigami resigned his position of Chairman and Chief Executive Officer on August 30, 1994. The Committee established Mr. Michigami's base salary with the objective of maintaining the competitiveness of Mr. Michigami's base salary with salaries paid to similarly situated chief executive officers. With respect to Mr. Michigami's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Mr. Michigami's base salary for the 1995 fiscal year was set at the 50th percentile of the salary data surveyed for other chief executive officers in the industry.

         Mr. Michigami did not receive additional compensation from the Company except as described under "Employment and Termination Arrangements."

         Messrs. Alberding and Higgerson have served as Co-Chairman of the Board and Co-Chief Executive Officers since August 30, 1994, during the search for a permanent Chief Executive Officer. They have been compensated pursuant to the Company's Director consulting compensation policy described under "Compensation of Directors" and are not eligible to receive stock option grants other than as non-employee Directors or to receive bonuses.





                                      11.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the stockholders approved the implementation of the 1994 Stock Incentive Plan under which the number of shares of Common Stock for which any one executive officer may be granted stock options, stock appreciation rights or direct stock issuances is limited to 500,000 shares. As a result of this limitation and certain other administrative provisions of the 1994 Stock Incentive Plan, any compensation deemed paid to an executive officer in connection with the exercise of stock options granted under the 1994 Stock Incentive Plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

         The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer. Accordingly, until final Treasury regulations are issued with respect to the new $1 million limitation, the Compensation Committee will defer any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

  Submitted by the Compensation Committee of the Company's Board of Directors:

                              Richard C. Alberding
                                  Jack M. Gill
                                Billy B. Oliver





                                      12.

STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Communications Technology Index during the five fiscal years ended March 31, 1995. The comparison assumes $100 was invested on March 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                                     AMONG
                         DIGITAL MICROWAVE CORPORATION,
                       DOW JONES EQUITY MARKET INDEX AND
                   DOW JONES COMMUNICATIONS TECHNOLOGY INDEX

Research Data Group                               Total Return -- Data Summary

                                     DMIC

                                          Cumulative Total Return
                                    -----------------------------------
                                    3/90   3/91  3/92  3/93  3/94  3/95


Digital Microwave Corp      DMIC     100    66    27    39    49    45  05/24/95

D J EQUITY MARKET INDEX     IDOW     100   115   129   149   151   173  03533DOW

D J COMMUNICTNS TECHNLGY    ICMT     100    86   107   159   166   178  03533CMT


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings; nor will are such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                                      13.

                                  PROPOSAL 2:


                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


         The Audit Committee, pursuant to authority granted to it by the Board of Directors, appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended March 31, 1996.

         Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ended March 31, 1996. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of Directors of the Company to select other auditors for the fiscal year ended March 31, 1996.

         The Company anticipates that a representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so, and is expected to be available to respond to questions submitted either orally or in writing at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED MARCH 31, 1996.





                                      14.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.


                             STOCKHOLDER PROPOSALS

         The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be March 1, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ CLIFFORD H. HIGGERSON
                                      Clifford H. Higgerson
                                      Co-Chairman of the Board and
                                      Co-Chief Executive Officer

         Dated:  June 23, 1995





                                      15.

PROXY

                          DIGITAL MICROWAVE CORPORATION

                    170 ROSE ORCHARD WAY, SAN JOSE, CA 95134

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl Thomsen and John O'Neil, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Digital Microwave Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Digital Microwave Corporation to be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, on July 26, 1995 at 3:00 p.m., local time, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and, in the discretion of the proxy, on any other business that may properly come before the meeting and any adjournments or postponements thereof.




1. ELECTION OF DIRECTORS.

FOR all nominees           WITHHOLD
 listed (except           AUTHORITY
   as marked           to vote for all
to the contrary)       nominees listed


     / /                     / /             -----------------------------------



(The Board of Directors recommends a vote FOR.)

NOMINEES: RICHARD C. ALBERDING; CLIFFORD H. HIGGERSON; WILLIAM E. GIBSON; BILLY B. OLIVER

In addition, this proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders.

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)



2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED MARCH 31, 1996. (The Board of Directors recommends a vote FOR.)


        FOR        AGAINST        ABSTAIN

        / /          / /            / /


3. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Dated:                                    , 1995
            ------------------------------------
      STOCKHOLDER


      ------------------------------------------------
            (Please print name of record holder
            as it appears on share certificate)

      By:
         ---------------------------------------------
                         (Signature)

      ------------------------------------------------
                (Please print name and title
                of signatory, if applicable)



               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.
- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE